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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    -----------------------------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                    ------------------------------------

DATE OF REPORT:    OCTOBER 12, 2004

DATE OF EARLIEST EVENT REPORTED:    OCTOBER 11, 2004

                              COMMSCOPE, INC.
           (Exact name of registrant as specified in its charter)


      DELAWARE                  1-12929                    36-4135495
  (State or other      (Commission File Number)         (I.R.S. Employer
  jurisdiction of                                    Identification Number)
   incorporation)
                          1100 COMMSCOPE PLACE, SE
                                P.O. BOX 339
                       HICKORY, NORTH CAROLINA 28602

                  (Address of principal executive offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:          (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     This Current Report on Form 8-K includes forward-looking statements that are based on information currently available to management and management's beliefs, as well as on a number of assumptions concerning future events. These forward-looking statements are identified, including without limitation, by their use of such terms and phrases as "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projects," "projected," "projections," "plans," "anticipates," "anticipated," "should," "think," "thinks," "designed to," "foreseeable future," "believe," "believes" and "scheduled" and similar expressions. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. For a more detailed description of the factors that could cause such a difference, please see CommScope, Inc.'s ("CommScope's") filings with the Securities and Exchange Commission. In providing forward-looking statements, CommScope does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

Item 2.02.  Results of Operations and Financial Condition.
            ---------------------------------------------

     On October 11, 2004, CommScope issued a press release which, among other things, updates guidance for the third quarter of 2004. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.05.  Costs Associated with Exit or Disposal Activities.
            -------------------------------------------------

     On October 11, 2004, the respective Boards of Directors of CommScope and Connectivity Solutions Manufacturing, Inc. ("CSMI"), an indirect manufacturing subsidiary of CommScope, adopted organizational and cost-reduction initiatives at CSMI's Omaha, Nebraska site. These long-term manufacturing initiatives are designed to improve the competitive position of Omaha's operations and are expected to be substantially in place by mid-year 2005. The incremental cash cost of this plan is currently projected to be approximately $10 to $15 million, with as much as half of the cost expected to be recorded in the fourth quarter of 2004. The principal costs are expected to be incurred for process improvements, equipment relocation, building consolidation and employee-related expenses. Annualized savings resulting from this plan are currently projected to be $20 to $25 million once the initiatives are in place. The actual costs and benefits may differ from the projected estimates as a result of a number of uncertainties including business conditions, sales volumes, pricing and seasonality, among others. Specifics of the cost-reduction plan are expected to be finalized later this year.

     The 2.4 million square foot Omaha, Nebraska facility is the largest production facility for SYSTIMAX(R), ExchangeMAX(R) and Integrated Cabinet Solutions products. The facility was purchased from Avaya Inc. ("Avaya") in connection with CommScope's acquisition of the Connectivity Solutions business of Avaya on January 31, 2004.

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     Because actual implementation of the cost reduction initiatives has not yet begun and will be dependent on future business conditions, including volume, pricing and seasonality, at this time CommScope is unable in good faith to make a determination of the other estimates required by
Item 2.05. CommScope intends to file an amended report on Form 8-K under this Item 2.05 within four business days after it makes a determination of such estimates.

Item 7.01.  Regulation FD Disclosure.
            ------------------------

     On October 11, 2004, CommScope issued a press release announcing the adoption of organizational and cost-reduction initiatives at CSMI's Omaha, Nebraska site, announcing new pricing for selected products, updating third quarter 2004 guidance and providing a fourth quarter 2004 outlook. A copy of this press release is attached hereto as Exhibit 99.1 pursuant to Item
7.01 of this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.
            ---------------------------------

            (c)  Exhibit     Description
                 -------     -----------

                 99.1 CommScope, Inc. press release announcing the adoption of organizational and cost-reduction initiatives at CSMI's Omaha, Nebraska site, announcing new pricing for selected products, updating third quarter 2004 guidance and providing a fourth quarter 2004 outlook, dated October 11, 2004.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: October 12, 2004


                              COMMSCOPE, INC.


                              By:  /s/ Frank B. Wyatt, II
                                   ----------------------------------
                                   Frank B. Wyatt, II
                                   Senior Vice President, General Counsel and
                                   Secretary

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                             Index of Exhibits

Exhibit No.                        Description
-----------                        -----------

99.1 CommScope, Inc. press release announcing the adoption of organizational and cost-reduction initiatives at CSMI's Omaha, Nebraska site, announcing new pricing for selected products, updating third quarter 2004 guidance and providing a fourth quarter 2004 outlook, dated October 11, 2004.